SENECA FOODS CORPORATION
                        1162 Pittsford-Victor Road
                        Pittsford, New York  14534


                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



   NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of SENECA FOODS CORPORATION will be held at 74 Seneca Street, Dundee, New York, on Saturday, December 3, 1994, at 9:00 a.m., Dundee time, for the following purposes:

          1. To elect three directors to serve until the annual meeting of shareholders in 1997 and until their successors are duly elected and shall qualify.

          2. To ratify the appointment by the Board of Directors of Deloitte & Touche as independent auditors for the fiscal year ending July 31, 1995.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   Accompanying this notice is a Proxy and Proxy Statement. If you are unable to be present in person, please sign the enclosed form of Proxy and return it in the enclosed envelope. If you attend the meeting and vote personally, the Proxy will not be used. Only shareholders of record at the close of business on October 14, 1994, will be entitled to vote at the meeting. The prompt return of your Proxy will save the expense of further communications.

   A copy of the Annual Report for the year ended July 31, 1994 also accompanies this Notice.


                                 By order of the Board of Directors,


                                 JEFFREY L. VAN RIPER
                                 Secretary


DATED:    Pittsford, New York
          October 14, 1994


                              PROXY STATEMENT

                   FOR ANNUAL MEETING OF SHAREHOLDERS OF

                         SENECA FOODS CORPORATION
                    __________________________________

                    Date of Mailing:  October 21, 1994

             Annual Meeting of Shareholders:  December 3, 1994


  THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SENECA FOODS CORPORATION (HEREINAFTER CALLED THE "COMPANY"). Any Proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting of the Proxy. The signing of the form of Proxy will not preclude the shareholder from attending the meeting and voting in person. SHARES REPRESENTED BY THIS PROXY STATEMENT WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS OF THE SHAREHOLDER. The directors of the Company know of no matters to come before the meeting other than those set forth in this Proxy Statement. In the event any other matter may properly be brought before the meeting, the Proxy holders will vote the Proxies in their discretion on such matter.

   All of the expenses involved in preparing and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy material to beneficial owners of stock.

   Only record holders of the voting stock at the close of business on October 14, 1994 are entitled to vote at the meeting. On that day the following shares were issued and outstanding: (i) 2,796,555 shares of Common Stock, $.25 par value per share ("Common Stock"); (ii) 200,000 shares of 6% Cumulative Voting Preferred Stock, $.25 par value per share ("6% Preferred Stock"); (iii) 407,240 shares of 10% Cumulative Convertible Voting Preferred Stock - Series A, $.25 stated value per share ("10% Series A Preferred Stock"); and (iv) 400,000 shares of 10% Cumulative Convertible Voting Preferred Stock - Series B, $.25 stated value per share ("10% Series B Preferred Stock"). Each such share is entitled to one vote at the meeting.

                                PROPOSAL 1


ELECTION OF DIRECTORS

      Under the By-Laws of the Company, its Board of Directors is divided into three classes, as equal in number as possible, having staggered terms of three years each. At this annual meeting three directors will be elected to serve until the annual meeting in 1997 and until their successors are duly elected and shall qualify. Unless authority to vote for the election of directors is withheld or the Proxy is marked to the contrary as provided therein, the enclosed Proxy will be voted for the election of the three nominees listed below, each of whom is presently a director of the Company.

      Although the directors do not contemplate that any of the nominees will be unable to serve, should such a situation arise, the Proxy may be voted for the election of other persons as directors. Each nominee, to be elected as a director, must receive the affirmative vote of a majority of the shares present and entitled to vote at the meeting. Broker non-votes will be counted under the Company's By-Laws in determining the shares present at the Annual Meeting, but will not represent a vote in favor of election and, therefore, will have the same effect as a vote to withhold authority for election.

     The following table sets forth certain information with respect to the nominees for election as directors and directors whose terms continue beyond the meeting:

                                                                                                          Served as
                                                                                                         Director
Director                 Principal Occupation for Past Five Years(1)                             Age         Since

                         Directors Standing for Election
Edward O. Gaylord        President of Gaylord & Company, Houston, Texas (venture                  62           1975
                         capital) and the Chairman of EOTT Energy Corporation,
                         Houston, Texas (oil trading and transportation).(2)

G. Brymer Humphreys      President, Humphreys Farm Inc., New Hartford, New York.                  53           1983

Kraig H. Kayser          President and Chief Executive Officer of the Company
                         since 1993 and Vice President, Secretary and Chief Financial             34           1985
                         Officer of the Company from 1991 to 1993; Vice President of
                         J.P. Morgan Investment Management, Inc. New York,
                         New York until 1991.

                         Directors Whose Terms Expire in 1995

David L. Call            Dean of the College of Agriculture and Life Sciences,                    62           1985
                         Cornell University, Ithaca, New York.

Susan W. Stuart(3)       Marketing Consultant, Fairfield, Connecticut.                            39           1986

                         Directors Whose Terms Expire in 1996

Robert T. Brady          President and Chief Executive Officer of Moog Inc.,                      53           1989
                         East Aurora, New York (manufacturer of control systems).(4)

Arthur S. Wolcott(3)     Chairman of the Company.(5)                                              68           1949

(1) Unless otherwise indicated, each nominee has had the same principal occupation for at least the past five years.

(2) Mr. Gaylord is also a director of Stant Corporation, Richmond, Indiana (designer, manufacturer and distributor of automotive tools and accessories) and Imperial Holly Corporation, Sugarland, Texas (sugar manufacturer).

(3)  Arthur S. Wolcott and Susan W. Stuart are father and daughter.

(4) Mr. Brady is also a director of Acme Electric Corporation, East Aurora, New York (manufacturer of electronic power supplies) and Astronics Corporation, Orchard Park, New York (manufacturer of specialty niche products).

(5) Mr. Wolcott is also a director of Moog Inc., East Aurora, New York (manufacturer of control systems).

EXECUTIVE OFFICERS

     The following is a listing of the Company's executive officers:

                                                                                                               Served as
                                                                                                                Officer
Officer                  Principal Occupation for Past Five Years(1)                             Age             Since

Arthur S. Wolcott        See table under "Election of Directors".                                 68             1949

Kraig H. Kayser          See table under "Election of Directors".                                 34             1991

Alvin L. Gauvin          Senior Vice President, Sales and Marketing of the Company                46             1987
                         since 1992 and Senior Vice President, Sales until 1992.

Ricke A. Kress           Senior Vice President, Operations of the Company since 1993,             43             1984
                         Vice President, Technical Services from 1991 to 1993 and
                         Vice President, Research and Development until 1991.

Devra A. Bevona          Treasurer of the Company.                                                44             1988

Jeffrey L. Van Riper     Secretary since 1993 and Controller since 1986 of the                    38             1986
                         Company.


(1) Unless otherwise indicated, each officer has had the same principal occupation for at least the past five years.

OWNERSHIP OF SECURITIES

       Ownership by Management. The following table sets forth certain information with respect to beneficial ownership of the Company's outstanding Common Stock, 6% Preferred Stock, 10% Series A Preferred Stock and 10% Series B Preferred Stock by each nominee and director and by all directors, nominees and officers as a group as of August 1, 1994 ("beneficial ownership" for these purposes is determined in accordance with applicable Securities and Exchange
Commission ["SEC"] rules and includes shares over which a person has sole or shared voting power or investment power):

                                                                                   Shares(1)
                                                                                Beneficially                Percent
Nominees for Election         Title of Class                                        Owned                  of Class

Edward O. Gaylord             Common Stock                                           4,544                    0.2 %

G. Brymer Humphreys           Common Stock                                           1,200                      -  (2)

Kraig H. Kayser               Common Stock                                         297,654(3)                10.6
                              6% Preferred Stock                                     8,000(4)                 4.0
                              10% Series A Preferred Stock                         173,812(5)                42.7
                              10% Series B Preferred Stock                         165,080(6)                41.3

Directors Whose Terms
    do not Expire

David L. Call                 Common Stock                                             600                      -  (2)

Susan W. Stuart               Common Stock                                         202,510(7)                 7.2
                              6% Preferred Stock                                    25,296                   12.6

Arthur S. Wolcott             Common Stock                                         333,108(8)                11.9
                              6% Preferred Stock                                    63,288(9)                31.7
                              10% Series A Preferred Stock                         212,840(10)               52.2
                              10% Series B Preferred Stock                         212,200(11)               53.1

All directors, nominees       Common Stock                                         562,252(13)               20.1
and officers as a group(12)   6% Preferred Stock                                    96,584(14)               48.3
                              10% Series A Preferred Stock                         386,652(15)               94.9
                              10% Series B Preferred Stock                         377,280(16)               94.4


(1)  Unless  otherwise  stated,  each  person  named  in  the  table  has   sole
     voting  and  investment  power with respect  to  the  shares  indicated  as beneficially owned by that person. No stock options are held by any of the named individuals or the group. The holdings of Common Stock listed in the table do not include the shares obtainable upon conversion of the 10% Series A Preferred Stock and the 10% Series B Preferred Stock, which are currently convertible into Common Stock on the basis of 20 and 30 preferred shares, respectively, for each common share.

(2)  Less than 0.1%.

(3) Mr. Kayser has sole voting and investment power over 49,628 shares of Common Stock owned by him and sole voting but no investment power over
     32,650  shares  owned  by  his  siblings  and  their  children  which   are
     subject to a voting trust agreement. Mr. Kayser has shared voting and investment power with respect to 76,644 shares held in two trusts of which he is a co-trustee and in which he and members of his family are beneficiaries. Robert Oppenheimer of Rochester, New York is the other co-trustee of the trusts. The shares in the table include (i) 34,942 shares held by the Company's Tax Credit Employee Stock Ownership Plan Trust (the "PAYSOP"), of which Mr. Kayser is a trustee, (ii) 78,188 shares held by the Seneca Foods Corporation Employees' Pension Benefit Plan (the "Pension Plan"), of which Mr. Kayser is a trustee (see
     "Principal Owners of Voting Stock") and (iii) 25,602 shares held by the Seneca Foods Foundation (the "Foundation"), of which Mr. Kayser is a director. The shares in the table do not include (i) 14,912 shares owned by Mr. Kayser's mother or (ii) 19,000 shares held in trust for
     Mr. Kayser's mother. Mr. Kayser has shared voting and investment power with respect to the shares held by the PAYSOP, the Pension Plan and the Foundation. He disclaims beneficial ownership of the shares held by his mother and in trust for his mother.

(4)  Does  not  include  27,536  shares  of  6%  Preferred  Stock  held  by  Mr.
     Kayser's   brother,   as   to   which  Mr.  Kayser   disclaims   beneficial
     ownership.  See also the table in "Principal Owners of Voting Stock".

(5)  Mr.  Kayser  has  shared  voting  and  investment  power  with  respect  to
     141,644 shares of 10% Series A Preferred Stock held in two trusts described in note 3 above. The total 173,812 shares of 10% Series A Preferred Stock are convertible into 8,690 shares of Common Stock.

(6)  Mr.  Kayser  has  shared  voting  and  investment  power  with  respect  to
     165,080  shares  of  10%  Series  B Preferred  Stock  held  in  two  trusts described in note 3 above. These shares are convertible into 5,502 shares of Common Stock.

(7) The shares in the table include (i) 9,590 shares of Common Stock held by Ms. Stuart's husband, (ii) 34,942 shares held by the PAYSOP, of which Ms. Stuart is a trustee, (iii) 78,188 shares held by the Pension Plan, of which Ms. Stuart is a trustee (see "Principal Owners of Voting Stock") and (iv) 25,602 shares held by the Foundation, of which Ms. Stuart is a director. Ms. Stuart has shared voting and investment power with respect to the shares held by the PAYSOP, the Pension Plan and the Foundation. She disclaims beneficial ownership of the shares held by her husband.
 (8) The shares in the table include (i) 65,040 shares of Common Stock held by Mr. Wolcott's wife, (ii) 34,942 shares held by the PAYSOP, of which Mr. Wolcott is a trustee, (iii) 78,188 shares held by the Pension
     Plan, of which Mr. Wolcott is a trustee (see "Principal Owners of Voting Stock") and (iv) 25,602 shares held by the Foundation, of which Mr. Wolcott is a director. Does not include 255,112 shares of Common
     Stock held directly by Mr. and Mrs. Wolcott's offspring and their spouses (including Susan W. Stuart). Mr. Wolcott has shared voting and investment power with respect to the shares held by the PAYSOP, the Pension Plan and the Foundation. He disclaims beneficial ownership with respect to the shares held by his offspring and their spouses and his wife.

(9) Includes 30,444 shares of 6% Preferred Stock held under a shareholder voting agreement giving Mr. Wolcott sole voting power of the shares, but not investment power or beneficial ownership of the shares. Does not include 101,176 shares of 6% Preferred Stock held directly by Mr. and Mrs. Wolcott's offspring (including Susan W. Stuart), as to which Mr. Wolcott disclaims beneficial ownership.

(10) These shares are convertible into 10,642 shares of Common Stock.

(11) These shares are convertible into 7,073 shares of Common Stock.

(12) Does not include 300 shares of Common Stock owned by Mr. Brady's children as to which Mr. Brady disclaims beneficial ownership.

(13) See notes 3, 7 and 8 above.

(14) See notes 4 and 9 above.

(15) See notes 5 and 10 above.

(16) See notes 6 and 11 above.

      Principal Owners of Voting Stock. The following table sets forth, as of August 1, 1994, certain information with respect to persons known by the Company to be the beneficial owners of more than five percent of the classes of stock entitled to vote at the meeting ("beneficial ownership" for these purposes is determined in accordance with applicable SEC rules and includes shares over which a person has sole or shared voting power or investment power). The holdings of Common Stock listed in the table do not include the shares obtainable upon conversion of the 10% Series A Preferred Stock and the 10% Series B Preferred Stock, which are currently convertible into Common Stock on the basis of 20 and 30 preferred shares, respectively, for each common share.

                                                                                     Amount of Shares and
                                                                                            Nature
                                                                                       of Beneficial
                                                                                            Ownership
                                                            Sole Voting/        Shared Voting/
                         Name and Address of                Investment          Investment                         Percent
Title of Class             Beneficial Owner                 Power                  Power              Total       of Class

6% Preferred Stock       Arthur S. Wolcott(1)                32,844              30,444(2)            63,288          31.7%

                         L. Jerome Wolcott, Sr. Trust             -              30,444(3)            30,444          15.2
                         Southbury, Connecticut

                         Kurt C. Kayser                      27,536(4)                -               27,536          13.8
                         Sarasota, Florida

                         Susan W. Stuart                     25,296(5)                -               25,296          12.6
                         Fairfield, Connecticut

                         Bruce S. Wolcott                    25,296(5)                -               25,296          12.6
                         Canandaigua, New York

                         Grace W. Wadell                     25,292(5)                -               25,292          12.6
                         Bala Cynwyd, Pennsylvania

                         Mark S. Wolcott                     25,292(5)                -               25,292          12.6
                         Pittsford, New York

10% Series A             Arthur S. Wolcott                  212,840(6)                -              212,840          52.2
Preferred Stock
                         Kraig H. Kayser(7)                  32,168             141,644(8)           173,812          42.7

                         Hannelore Wolcott                   20,588                   -               20,588           5.1
                         Penn Yan, New York

10% Series B             Arthur S. Wolcott                  212,200(9)                -              212,200          53.1
Preferred Stock
                         Kraig H. Kayser                          -             165,080(10)          165,080          41.3

                         Hannelore Wolcott                   22,720                   -               22,720           5.7

Common Stock             Arthur S. Wolcott                  129,336             203,772(11)         333,108           11.9

                         Kraig H. Kayser                     49,628             248,026(12)         297,654           10.6

                         CMCO, Inc.(13)                     263,868                   -             263,868            9.4
                         New York, New York

                         Edwin S. Marks(14)                 132,500              94,520(15)         227,020            8.1
                         Great Neck, New York

                         Susan W. Stuart                     54,188             148,322(16)         202,510            7.2

                         Hansen Fruit & Cold                170,500                   -             170,500            6.1
                         Storage Co., Inc.(17)
                         Yakima, Washington

                         Seneca Foods Corporation            78,188(18)               -              78,188            2.8
                         Employees' Pension
                         Benefit Plan
                         Pittsford, New York

(1)  Business address:  Suite 1010, 1605 Main Street, Sarasota, Florida 34236.

(2) See note 9 to the table under the heading "Ownership by Management" and note 3 below.

(3) The L. Jerome Wolcott, Sr. Trust does not have voting power but has other attributes of beneficial ownership with respect to these shares, which  are  also  included  in  Arthur S.  Wolcott's  shares  (see  note  2 above).

(4) These shares are included in the shares described in note 4 to the table under the heading "Ownership by Management".

(5) These shares are included in the shares described in note 9 to the table under the heading "Ownership by Management".

(6)  See note 10 to the table under the heading "Ownership by Management".

(7)  Business   address:  1162  Pittsford-Victor  Road,  Pittsford,   New   York
     14534.

(8)  See note 5 to the table under the heading "Ownership by Management".

(9)  See note 11 to the table under the heading "Ownership by Management".

(10) See note 6 to the table under the heading "Ownership by Management".

(11) See note 8 to the table under the heading "Ownership by Management".

(12) See note 3 to the table under the heading "Ownership by Management".

(13) Based on a statement on Schedule 13D filed by CMCO, Inc. with the SEC (as most recently amended in April, 1991). CMCO, Inc. is a private holding company of which Edwin S. Marks is the President and a shareholder.

(14) Based on a statement on Schedule 13D filed by Edwin S. Marks with the SEC (as most recently amended in April, 1991). See also note 13 above.

(15) Edwin S. Marks shares voting and dispositive power with respect to these shares with his wife.

(16) See note 7 to the table under the heading "Ownership by Management".

(17) Based on a statement on Schedule 13D filed with the SEC by Hansen Fruit & Cold Storage Co., Inc. ("Hansen Fruit") in November, 1988. According to the Schedule 13D, Gary Hansen, the President and a director of Hansen Fruit, has sole voting and dispositive power over the indicated shares.

(18) These shares are included in the shares as to which shared voting and investment power are attributed to Kraig H. Kayser, Susan W. Stuart and Arthur S. Wolcott, who are the trustees of the Pension Plan. See notes 3, 7 and 8 to the table under the heading "Ownership by Management".

EXECUTIVE COMPENSATION

      The following table sets forth the compensation paid by the Company to the Chief Executive Officer and to the most highly compensated executive officers whose compensation exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended July 31, 1994, 1993 and 1992.

      Name of Individual and            Fiscal         Annual Compensation
        Principal Position               Year            Salary     Bonus

          Arthur S. Wolcott               1994         $326,500    $81,625
            Chairman and Director         1993          326,500          -
                                          1992          325,625          -


          Kraig H. Kayser                 1994          262,333     68,250
            President, Chief Executive    1993          145,000          -
            Officer and Director(1)       1992          120,833(2)       -

          Alvin L. Gauvin                 1994          113,025     28,325
            Senior Vice President,        1993          110,000          -
            Sales and Marketing           1992          109,583          -

          Ricke A. Kress                  1994          110,000     27,500
            Senior Vice President,        1993           84,500          -
            Operations                    1992           77,667          -

(1) Mr. Kayser became the Chief Executive Officer in June 1993; prior to that he was the Chief Financial Officer.

(2)  Represents compensation from October 1991 through July 1992.


Pension Benefits

     The executive officers of the Company are entitled to participate in the Company's Pension Plan (referred to in this section as the "Plan"), which is for the benefit of all employees meeting certain eligibility requirements. Effective August 1, 1989, the Company amended the Plan to provide improved pension benefits under the Plan's Excess Formula. The improved Excess Formula for the calculation of the annual retirement benefit is: total years of credited service (not to exceed 35) multiplied by the sum of (i) 0.6% of the participant's average salary (five highest consecutive years, excluding bonus), and (ii) 0.6% of the participant's average salary in excess of his compensation covered by Social Security.

      Participants who were employed by the Company prior to August 1, 1988 are eligible to receive the greater of their benefit determined under the
Excess  Formula  or  their  benefit determined under the  Offset  Formula.   The
Offset Formula is: (i) total years of credited service multiplied by $120, plus (ii) average salary multiplied by 25%, less 74% of the primary Social
Security  benefit.   Pursuant to changes required  by  the  Tax  Reform  Act  of
1986 (the "1986 Act"), the Company amended the plan to cease further accruals under the Offset Formula as of July 31, 1989. Participants who were eligible to receive a benefit under the Offset Formula will receive the greater of their benefit determined under the Excess Formula or their benefit determined under the Offset Formula as of July 31, 1989. The maximum permitted retirement income under either formula is $118,800.

      The  following  table  sets  forth estimated  annual  retirement  benefits payable at age 65 for participants in certain compensation and years of service classifications using the highest number obtainable under both formulas (based on the maximum Social Security benefit in effect for the calendar year ending December 31, 1994):

         Five Highest
         Consecutive                           ANNUAL BENEFITS
       Years' Earnings             15 Years       25 Years       35 Years


        $   90,000                 $ 14,100       $ 23,500       $ 32,900
           120,000                   21,600         32,500         45,500
           150,000                   29,100         41,500         58,100
           180,000                   36,600         50,500         70,700
           210,000 or higher         42,400         57,500         80,500

      Under the Plan, Arthur S. Wolcott, Kraig H. Kayser, Alvin L. Gauvin and Ricke A. Kress have 45 years, 2 years, 7 years and 12 years of credited service, respectively. Their compensation during fiscal 1994 covered by the Plan was $326,500 for Mr. Wolcott, $262,333 for Mr. Kayser, $113,025 for Mr. Gauvin and $110,000 for Mr. Kress. The Internal Revenue Code limits the amount of compensation that can be taken into account in calculating retirement benefits (for 1994 the limit is $150,000).


Directors' Fees

      During  fiscal  year 1994, directors were paid a fee  of  $750  per  month
through  March  1994  and  $1,000 per month thereafter.   Any  director  who  is
also an officer of the Company receives no director fee.


Stock Options

      No options were granted or exercised in the period from August 1, 1993 to the date of this Proxy Statement, nor were any unexpired options held at the latter date by any officer or director of the Company.


Profit Sharing Plan

      The  Company  has a profit sharing plan for the officers and  certain  key
employees  of  the  Company.   Under  the  plan,  each  Category  One  Employee,
Category Two Employee and Category Three Employee (described below) receives a cash bonus equal to fifteen percent, twenty percent and twenty five percent, respectively, of his annual base salary (the "Bonus Amount")
if the Pre-Tax Profit (as defined) of the Company for that year equals or exceeds the sum of (i) the total Bonus Amounts of all plan participants plus (ii) ten percent of the consolidated net worth of the Company as of the end of the prior fiscal year (subject to pro rata adjustment to reflect significant sales or acquisitions of assets during the year). The Category Three Employees consist of the individuals who are named in the executive compensation table above who are directors of the Company and certain senior executive officers; the Category Two Employees consist of the other executive officers and other senior management officials; the Category One Employees consist of various other management-level personnel.

      The bonuses earned by the Company's executive officers for the 1994 fiscal year are included in the executive compensation table above.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

       The Compensation Committee of the Board of Directors is composed entirely of outside directors. The Committee is responsible for providing overall guidance with respect to the Company's executive compensation programs. The goal of the Committee is to maintain a competitive compensation program in order to attract and retain well qualified management, to provide management with the incentive to accomplish the Company's financial and operating objectives and to link the interest of the Company's executive officers and management to the interests of its stockholders through bonuses tied to financial performance. The Committee is  composed  of  three  members  and meets annually  to  review  the  Company's compensation programs, including executive salary administration and the profit sharing plan.

       The Committee believes that the Company's executives should be rewarded for their contributions to the Company's attaining annual financial  goals,  as  set  forth  in the annual  budget  which  is  subject  to revision during the year, and their attaining annual individual objectives. The Company pays its executive officers two principal types of compensation: base salary and profit sharing plan, each of which is more fully described below.

      Base Salary - The Company has historically established the base salary of its executive officers on the basis of each executive officer's scope of responsibility, experience, individual performance and accountability within the Company. In that regard the Company reviews comparable salary and other compensation arrangements in similar businesses and companies of similar size to determine appropriate levels necessary to attract and retain top quality management.

      Profit Sharing Plan - To further align the interests of executive officers with those of the Company's shareholders, a significant component of an executive officer's total compensation arrangement is participation in the annual profit sharing plan. An executive is rewarded with a cash bonus equal to a percentage of the executive's base salary if the Pre-Tax Profit of the Company for that year equals or exceeds the sum of the total Bonus Amounts of all plan participants plus ten percent of the consolidated net worth of the Company as of the end of the prior fiscal year.

      Performance Review - The general policies described above for the compensation of executive officers also apply to the compensation level approved by the Compensation Committee with respect to the 1994 compensation for the Chief Executive Officer. Based on the criteria outlined above, the Compensation Committee awarded to Kraig H. Kayser the amounts shown in the Executive Compensation Table. The Committee recognized Mr. Kayser's leadership role in guiding the overall performance of the Company towards its desired strategic direction as well as managing costs while growing the business. This effort was an essential element in the Company achieving improved net earnings for the year.


Summary

      The Committee is committed to attracting, motivating and retaining executives who will help the Company meet the increasing challenges of the food processing industry. The Committee recognizes its responsibility to the Company's shareholders and intends to continue to establish and implement compensation policies that are consistent with competitive practice and are based on the Company's and the executives' performance.

     This report has been submitted by the Compensation Committee of the Corporation's Board of Directors:

     David L. Call          Edward O. Gaylord          Susan W. Stuart

Compensation Committee Interlocks and Insider Participation

       Mr. Wolcott (Chairman) serves as a member of the Compensation Committee of Moog Inc. and a director on its Board. Mr. Brady, who is the President and Chief Executive Officer of Moog Inc., serves as a director on Seneca's Board.


Common Stock Performance Graph

      The following graph shows the cumulative, five-year total return for the Company's Common Stock compared with the NASDAQ Market Index (which includes the Company) and a peer group of companies (described below).

      Performance data assumes that $100.00 was invested on July 31, 1989 in the Company's Common Stock, the NASDAQ Market, and the peer group. The data assumes the reinvestment of all cash dividends and the cash value of other distributions. Stock price performance shown in the graph is not necessarily indicative of future stock price performance.

             Comparison of Five Year Cumulative
                        Total Return
             Seneca Foods Corporations, NASDAQ
              NAS Market Index and Peer Group


               Seneca Foods  NASDAQ    Peer

        1989            100    100      100
        1990            136    113       97
        1991            111    126       97
        1992             86    134      100
        1993             86    123      124
        1994            118    120      135

The companies in the peer group are: Curtice-Burns Foods Inc., H.J. Heinz Company, Odwalla Inc., J.M. Smucker Company, Stokely USA, Inc. and Vacu Dry Company.

INFORMATION CONCERNING OPERATION OF THE BOARD OF DIRECTORS

      In order to facilitate the handling of various functions of the Board of Directors, the Board has appointed several committees including an Audit Committee, a Compensation Committee and a Nominating Committee.

      The members of the Audit Committee are Edward O. Gaylord (Chairman), Robert T. Brady, David L. Call and G. Brymer Humphreys. The Audit Committee recommends to the full Board of Directors the engagement of independent auditors, reviews with the auditors the scope and results of the audit, reviews with the corporate management the scope and results of the Company's internal auditing procedures, reviews the independence of the auditors and any non-audit services provided by the auditors, reviews with the auditors and management the adequacy of the Company's system of internal accounting controls and makes inquiries into other matters within the scope of its duties.

      The Nominating Committee consists of Arthur S. Wolcott (Chairman), Robert T. Brady and G. Brymer Humphreys. This Committee screens and selects nominees for vacancies in the Board of Directors as they occur. Consideration will be given to serious candidates for director which are recommended by shareholders of the Company. (Shareholder recommendations must be in writing and addressed to the Chairman of the Nominating Committee, c/o Corporate Secretary, 1162 Pittsford-Victor Road, Pittsford, New York 14534, and should include a statement setting forth the qualifications and experience of the proposed candidates and basis for nomination.)

      The Compensation Committee consists of David L. Call (Chairman), Edward O. Gaylord and Susan W. Stuart. This Committee establishes the level of compensation on an annual basis for all executive officers.

      During the year ended July 31, 1994, the Board of Directors had four meetings, the Audit Committee had three meetings, the Nominating Committee had one meeting and the Compensation Committee had one meeting. All directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by any committee of the Board on which he or she served.



CERTAIN TRANSACTIONS

     During fiscal 1994, the Company purchased raw products from Humphreys Farm Inc., of which G. Brymer Humphreys is President and a 23% shareholder, totaling $150,257.


                                PROPOSAL 2

RATIFICATION OF SELECTION OF AUDITORS

      The Board of Directors through its Audit Committee has selected Deloitte & Touche, independent public accountants, to act as auditors for the fiscal year ending July 31, 1995. Deloitte & Touche has served as the Company's independent auditors for many years.

      It is anticipated that representatives of Deloitte & Touche will be present at the annual meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

       Management recommends a vote FOR its proposal to ratify the appointment of Deloitte & Touche as independent auditors of the Company for the fiscal year ending July 31, 1995. Unless marked otherwise, Proxies will be voted FOR this purpose.


                               *  *  *  *  *


                           SHAREHOLDER PROPOSALS

      Shareholder proposals must be received at the Company's offices no later than June 22, 1995 in order to be considered for inclusion in the Company's proxy materials for the 1995 Annual Meeting.



                               MISCELLANEOUS

   To assure a quorum at the annual meeting (the holders of a majority of the stock entitled to vote thereat constitute a quorum), shareholders are requested to sign and return promptly the enclosed form of Proxy in the envelope provided. A shareholder who has delivered a Proxy form may attend the meeting and, if he or she desires, vote in person at the meeting.

   Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), requires the Company's directors, executive officers and more-than-10% shareholders to file with the SEC initial reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Kraig H. Kayser did not timely file one of these reports relating to one transaction during Fiscal 1994.

                                By order of the Board of Directors,


                                JEFFREY L. VAN RIPER
                                Secretary
DATED: Pittsford, New York
       October 14, 1994

                         SENECA FOODS CORPORATION
                         1162 Pittsford-Victor Rd.
                           Pittsford, NY   14534

                                   PROXY
     FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 3, 1994

   The undersigned shareholder of SENECA FOODS CORPORATION (the "Company") hereby appoints and constitutes ARTHUR S. WOLCOTT and KRAIG H. KAYSER, and either of them, the proxy or proxies of the undersigned, with full power of substitution and revocation, for and in the name of the undersigned to attend the annual meeting of shareholders of the Company to be held at 74 Seneca Street, Dundee, New York, on Saturday, December 3, 1994 at 9:00 a.m., Dundee time, and any and all adjournments thereof (the "Meeting"), and to vote all shares of stock of the Company registered in the name of the undersigned and entitled to vote at the Meeting upon the matters set forth below:

              MANAGEMENT RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.  Election  of  Directors:  Election  of  the  three
    nominees   listed  below  to  serve  until  the  annual   meeting   of
    shareholders in 1997 and until their successors are duly elected and shall qualify:

    o FOR all nominees listed below (except as marked to the contrary below);

    o  WITHHOLD AUTHORITY to vote for all nominees listed below.

       INSTRUCTION:   To  withhold  authority to  vote  for  any  individual
       nominee, strike a line through his name in the list below:

               E. O. Gaylord; G. B. Humphreys; K. H. Kayser

                            (Continued on back)

 2.  Appointment of Auditors:   Ratification of the appointment of Deloitte
     & Touche as independent auditors for the fiscal year ending July 31, 1995.

                           FOR   AGAINST  ABSTAIN

 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

   The  shares represented by this Proxy will be voted as directed  by  the
shareholder.   IF NO CHOICES ARE SPECIFIED, THIS PROXY WILL  BE  VOTED  FOR
ITEMS 1 AND 2.


       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                 Signature:  ____________________________________

                             ____________________________________
                             Joint owners should each sign. Executors, administrators, trustees, guardians and corporate offices should give their titles.

                 Dated:      ___________________________, 1994

                        (PLEASE SIGN AND RETURN PROMPTLY)